                                                          EXHIBIT NO. EX-99.a.17

                           DFA INVESTMENT DIMENSIONS GROUP INC.

                      ARTICLES SUPPLEMENTARY TO THE CHARTER

     DFA INVESTMENT DIMENSIONS GROUP INC., a Maryland corporation having its principal office in Baltimore, Maryland (hereinafter called the "Corporation") and registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as an open-end management investment company, hereby certifies, in accordance with the requirements of Section 2-208 and Section 2-208.1 of the Maryland General Corporation Law, to the State Department of Assessments and Taxation of Maryland that:

     FIRST: The Corporation has authority to issue a total of Six Billion (6,000,000,000) shares of stock, with a par value of One Cent ($.01) per share, having an aggregate par value of Sixty Million Dollars ($60,000,000), all of which shall be considered common stock. The allocation of shares to each of its thirty-nine existing classes is as follows:

                                                                         NUMBER OF SHARES OF COMMON STOCK
                                                                            (PAR VALUE $.01 PER SHARE)
                    CLASS DESIGNATION                                               ALLOCATED
                    -----------------                                    --------------------------------
The U.S. Large Company Portfolio Shares                                           200,000,000
U.S. Micro Cap Portfolio Shares                                                   300,000,000
The DFA One-Year Fixed Income Portfolio Shares                                    300,000,000
The DFA Five-Year Government Portfolio Shares                                     100,000,000
The United Kingdom Small Company Portfolio
        Shares                                                                     20,000,000
The Japanese Small Company Portfolio Shares                                        50,000,000
The Continental Small Company Portfolio Shares                                     50,000,000
The DFA Intermediate Government Fixed Income Portfolio
        Shares                                                                    100,000,000
The DFA Five-Year Global Fixed Income Portfolio Shares                            100,000,000
The Pacific Rim Small Company Portfolio Shares                                     50,000,000
The Large Cap International Portfolio Shares                                      150,000,000
U.S. Small Cap Portfolio Shares                                                   100,000,000
U.S. Small Cap Value Portfolio Shares                                             300,000,000
The U.S. Large Cap Value Portfolio Shares                                         200,000,000
The DFA Real Estate Securities Portfolio Shares                                   100,000,000
AAM/DFA International High Book to Market Portfolio Shares                        100,000,000


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
                                                                         NUMBER OF SHARES OF COMMON STOCK
                                                                            (PAR VALUE $.01 PER SHARE)
                    CLASS DESIGNATION                                               ALLOCATED
                    -----------------                                    --------------------------------
The Emerging Markets Portfolio Shares                                             100,000,000
DFA International Small Cap Value Portfolio Shares                                200,000,000
VA Large Value Portfolio Shares                                                    50,000,000
VA Global Bond Portfolio Shares                                                    50,000,000
VA Small Value Portfolio Shares                                                    50,000,000
VA International Value Portfolio Shares                                            50,000,000
VA International Small Portfolio Shares                                            50,000,000
The VA Short-Term Fixed Portfolio Shares                                           50,000,000
Enhanced U.S. Large Company Portfolio Shares                                      100,000,000
DFA Two-Year Global Fixed Income
        Portfolio Shares                                                          200,000,000
International Small Company Portfolio Shares                                      100,000,000
Emerging Markets Small Cap Portfolio Shares                                       100,000,000
U.S. Small XM Value Portfolio Shares                                              100,000,000
Emerging Markets Value Portfolio Shares                                           100,000,000
Tax-Managed U.S. Small Cap Value Portfolio Shares                                 100,000,000
Tax-Managed U.S. Small Cap Portfolio Shares                                       100,000,000
Tax-Managed U.S. Marketwide Value PortfolioShares                                 100,000,000
Tax-Managed DFA International Value Portfolio Shares                              100,000,000
LD U.S. Marketwide Portfolio Shares                                               100,000,000
HD U.S. Marketwide Portfolio Shares                                               100,000,000
LD U.S. Marketwide Value Portfolio Shares                                         100,000,000
HD U.S. Marketwide Value Portfolio Shares                                         100,000,000
Tax-Managed U.S. Equity Portfolio Shares                                          100,000,000

     SECOND: The Board of Directors of the Corporation has adopted a resolution classifying and allocating One Hundred Million (100,000,000) shares of the unallocated and unissued common stock (par value $.01 per share) of the Corporation to a new class of common stock designated as "DFA Short-Term Municipal Bond Portfolio."

     THIRD: Following the aforesaid classification and allocation, the total number of shares of stock which the Corporation is authorized to issue is Six Billion (6,000,000,000) shares, with a par value of One Cent ($.0l) per share and an aggregate par value of Sixty Million Dollars ($60,000,000), and the


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allocation of shares to each of the forty classes (each a "Class," and collectively, the "Classes") is as follows:

                                                                         NUMBER OF SHARES OF COMMON STOCK
                                                                            (PAR VALUE $.01 PER SHARE)
                    CLASS DESIGNATION                                               ALLOCATED
                    -----------------                                    --------------------------------
The U.S. Large Company Portfolio Shares                                                 200,000,000
U.S. Micro Cap Portfolio Shares                                                         300,000,000
The DFA One-Year Fixed Income Portfolio Shares                                          300,000,000
The DFA Five-Year Government Portfolio Shares                                           100,000,000
The United Kingdom Small Company Portfolio Shares                                        20,000,000
The Japanese Small Company Portfolio Shares                                              50,000,000
The Continental Small Company Portfolio Shares                                           50,000,000
The DFA Intermediate Government Fixed Income Portfolio Shares                           100,000,000
The DFA Five-Year Global Fixed Income Portfolio Shares                                  100,000,000
The Pacific Rim Small Company Portfolio Shares                                           50,000,000
The Large Cap International Portfolio Shares                                            150,000,000
U.S. Small Cap Portfolio Shares                                                         100,000,000
U.S. Small Cap Value Portfolio Shares                                                   300,000,000
The U.S. Large Cap Value Portfolio Shares                                               200,000,000
The DFA Real Estate Securities Portfolio Shares                                         100,000,000
AAM/DFA International High Book to Market Portfolio Shares                              100,000,000
The Emerging Markets Portfolio Shares                                                   100,000,000
DFA International Small Cap Value Portfolio Shares                                      200,000,000
VA Large Value Portfolio Shares                                                          50,000,000
VA Global Bond Portfolio Shares                                                          50,000,000
VA Small Value Portfolio Shares                                                          50,000,000
VA International Value Portfolio Shares                                                  50,000,000
VA International Small Portfolio Shares                                                  50,000,000
The VA Short-Term Fixed Portfolio Shares                                                 50,000,000
Enhanced U.S. Large Company Portfolio Shares                                            100,000,000
DFA Two-Year Global Fixed Income Portfolio Shares                                       200,000,000


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
                                                                         NUMBER OF SHARES OF COMMON STOCK
                                                                            (PAR VALUE $.01 PER SHARE)
                    CLASS DESIGNATION                                               ALLOCATED
                    -----------------                                    --------------------------------
International Small Company Portfolio Shares                                    100,000,000
Emerging Markets Small Cap Portfolio Shares                                     100,000,000
U.S. Small XM Value Portfolio Shares                                            100,000,000
Emerging Markets Value Portfolio Shares                                         100,000,000
Tax-Managed U.S. Small Cap Value Portfolio Shares                               100,000,000
Tax-Managed U.S. Small Cap Portfolio Shares                                     100,000,000
Tax-Managed U.S. Marketwide Value Portfolio Shares                              100,000,000
Tax-Managed DFA International Value Portfolio Shares                            100,000,000
LD U.S. Marketwide Portfolio Shares                                             100,000,000
HD U.S. Marketwide Portfolio Shares                                             100,000,000
LD U.S. Marketwide Value Portfolio Shares                                       100,000,000
HD U.S. Marketwide Value Portfolio Shares                                       100,000,000
Tax-Managed U.S. Equity Portfolio Shares                                        100,000,000
DFA Short-Term Municipal Bond Portfolio Shares                                  100,000,000

     FOURTH: A description of the shares of each Class, with the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption as set or changed by the Board of Directors of the Corporation is as follows:

     The holder of each share of each Class shall be entitled to one vote for each full share, and a fractional vote for each fractional share of stock then standing in his or her name on the books of the Corporation. All shares of the Classes then issued and outstanding and entitled to vote, irrespective of Class, shall be voted in the aggregate and not by Class, except: (1) when otherwise expressly provided by the Maryland General Corporation Law; (2) when required by the 1940 Act, shares shall be voted by Class; and (3) when a matter to be voted upon does not affect any interest of a particular Class then only shareholders of the affected Class or Classes shall be entitled to vote thereon.

     Each share of each Class shall have the following preferences and special rights, restrictions, and limitations:

          (1) All consideration received by the Corporation for the issue or sale of stock of a Class, together with all income, earnings, profits, and proceeds thereof, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall irrevocably belong to such Class, subject only to the rights of creditors.


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          (2)  Dividends or distributions on shares of a Class and redemptions of such Class shall be paid only out of earnings, surplus, or other lawfully available assets belonging to such Class.

          (3) The Corporation may deduct from the proceeds of redemption of shares of each Class the cost incurred in liquidating investment securities to pay redemptions in cash as set forth in the By-Laws.

          (4) In the event of the liquidation or dissolution of the Corporation, holders of each Class shall be entitled to receive, as a Class, out of the assets of the Corporation available for distribution to shareholders, but other than general assets not belonging to any particular Class, the assets belonging to such Class; and the assets so distributable to such shareholders shall be distributed among such shareholders in proportion to the asset value of such shares. In addition, such holders shall be entitled to receive their proportionate share of assets of the Corporation which do not belong solely to any particular Class, as determined by the Board of Directors.

          (5) The assets belonging to each Class shall be charged with the liabilities in respect to such Class, and shall also be charged with their share of the general liabilities of the Corporation as determined by the Board of Directors, and such determination shall be conclusive for all purposes.

     FIFTH: The shares aforesaid have been duly classified and allocated by the Board of Directors pursuant to authority contained in the charter of the Corporation.

     SIXTH: The undersigned Vice President hereby acknowledges these Articles Supplementary to the charter to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned Vice President acknowledges that, to the best of his knowledge, information and belief, these matters and facts are true in all material respects, and that this statement is made under the penalties of perjury.

     IN WITNESS WHEREOF, the Corporation has caused these Articles to be signed in its name and on its behalf by its Vice President and attested to by its Secretary on this 24th day of July, 2002.


ATTEST:                               DFA INVESTMENT DIMENSIONS GROUP INC.


/S/ CATHERINE L. NEWELL               By:  /S/ MICHAEL T. SCARDINA
-------------------------------       ----------------------------------------
Catherine L. Newell                        Michael T. Scardina
Secretary                                  Vice President, Chief Financial
                                           Officer and Treasurer




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